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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 333-60975 and 333-106616) and Form S-8 (Nos. 2-91950, 2-93578, 33-18278, 33-29014, 33-39215, 33-56420, 33-53303, 333-51073, 333-93803, 333-93805, 333-47268, and 333-102321) of Mandalay Resort Group of our report dated March 12, 2004, relating to the financial statements of Victoria Partners, appearing in this Amendment No. 2 on Form 10-K/A to the Annual Report on Form 10-K of Mandalay Resort Group for the year ended January 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
July 26, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM